UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2005

Date of Report (date of earliest event reported)

INTRAWARE, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of	(Commission File Number)	(I. R. S. Employer Identification No.)
incorporation)

25 Orinda Way
Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, Intraware and Silicon Valley Bank signed the Third Amendment to Loan and Security Agreement (the “Third Amendment”), adding a new equipment line of credit to the Loan and Security Agreement, dated August 1, 2003, between Intraware and Silicon Valley Bank, as amended (the “Loan Agreement”).  The Third Amendment is effective as of November 30, 2005.  The new equipment line of credit allows us to borrow up to $500,000 through November 30, 2006, solely to finance equipment purchases.  This new line of credit bears annual interest at a floating rate equal to the greater of 7% or Silicon Valley Bank’s prime rate plus 1% (subject to a 5% increase in the annual percentage rate during a default).  Each advance under the line of credit is repayable in 24 monthly installments of principal plus interest.  Like the debt under the Loan Agreement, this additional credit line is collateralized by a senior security interest in substantially all of our assets.

The Third Amendment also updates certain financial covenants made by Intraware under the Loan Agreement.  Our covenants that specified maximum quarterly net loss from operations were replaced by a covenant that we will maintain a “Tangible Net Worth” of at least $5,000,000, to be increased by 50% of all new equity raised by us, including proceeds from our November 9, 2005 issuance of preferred stock to Digital River, Inc.  “Tangible Net Worth” is defined as our consolidated total assets minus (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expenses, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) ”Total Liabilities.”  “Total Liabilities” are defined as obligations that should, under GAAP, be classified as liabilities on our consolidated balance sheet, including all indebtedness, and current portion subordinated debt allowed to be paid, but excluding all other subordinated debt.

The terms of the Loan Agreement, including the two prior amendments to that agreement, are described in Note 5 of the “Notes to Unaudited Interim Consolidated Financial Statements” in our quarterly report on Form 10-Q for the three months ended August 31, 2005, filed with the SEC on October 5, 2005.  The Loan Agreement and related agreements are attached as exhibits to our Form 10-Q for the three months ended August 31, 2003.  The two prior amendments are attached as exhibits to our Form 10-Q for the three months ended November 30, 2004, filed with the SEC on January 14, 2005, and our Form 8-K dated February 28, 2005, filed with the SEC on March 4, 2005, respectively.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under on Off-Balance Sheet Arrangement of a Registrant.

As described above, on December 6, 2005, Intraware and Silicon Valley Bank signed the Third Amendment, adding a new equipment line of credit to the Loan Agreement.  The material terms of this new line of credit are described above in Item 1.01 of this Form 8-K and such description is incorporated herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2005	INTRAWARE, INC.

/s/ John J. Moss
John J. Moss
Senior Vice President, General Counsel and Secretary